Exhibit 5.1

July 1, 2021

Reinvent Technology Partners Z,

    215 Park Avenue, Floor 11,

        New York, New York 10003.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Securities Act”) of:

(a) 23,000,000 shares of common stock, par value $0.0001 per share, of Hippo Holdings Inc. (“Common Stock”), a Delaware corporation (“Hippo Holdings”) that is to be the continuing entity following the domestication of Reinvent Technology Partners Z, a Cayman Islands exempted company (the “Company”), as a Delaware corporation pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “Domestication”), which shares represent the number of Class A ordinary shares of the Company that will be converted into shares of Common Stock in the Domestication pursuant to the Agreement and Plan of Merger, dated as of March 3, 2021 (the “Merger Agreement”), by and among the Company, Hippo Enterprises Inc., a Delaware corporation (“Hippo”), and RTPZ Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (such shares, the “Domestication Shares”);

(b) 940,631,122 shares of Common Stock to be issued in connection with the Mergers (as defined in the Merger Agreement) or reserved for issuance upon the exercise of options to purchase shares of common stock of Hippo, which will convert into options to purchase shares of Common Stock pursuant to the terms of the Merger Agreement (the “Merger Shares” and, together with the Domestication Shares, the “Shares”); and

(c) 4,600,000 redeemable warrants of Hippo Holdings, which represent the number of redeemable warrants to acquire Class A ordinary shares of the Company that will be converted into redeemable warrants to acquire shares of Common Stock in connection with the Domestication (the “Warrants” and, together with the Shares, the “Securities”);

we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

1. When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Securities Act and the Merger Shares have been duly issued and delivered pursuant to the Merger Agreement as contemplated by the Registration Statement, the Merger Shares will be validly issued, fully paid and nonassessable.

2. When the Registration Statement has become effective under the Securities Act and the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrently with or prior to the Mergers have been consummated, and the Domestication Shares have been duly issued and delivered in the Domestication as contemplated by the Registration Statement, the Domestication Shares will be validly issued, fully paid and nonassessable.

3. When the Registration Statement has become effective under the Securities Act, the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrently with or prior to the Mergers have been consummated and the Warrants have been duly issued and delivered in the Domestication as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the issuance of the Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP

Sullivan & Cromwell LLP